                                                                  EXHIBIT (4)(a)




                           MERRILL LYNCH & CO., INC.

                                       TO

                           THE CHASE MANHATTAN BANK,
                                   as Trustee



                    --------------------------------------

                         TWELFTH SUPPLEMENTAL INDENTURE

                         Dated as of September 1, 1998

                    --------------------------------------


                           Supplemental to Indenture
                           Dated as of April 1, 1983
                and as Amended and Restated as of April 1, 1987

                               TABLE OF CONTENTS
                               -----------------

                               TABLE OF CONTENTS
                                                                       PAGE
                                                                       ----


                                   Article I
                                  DEFINITIONS

     Section 1.01. Definitions.........................................  2

                                   Article II
                        AMENDMENT OF CERTAIN PROVISIONS
                           OF THE PRINCIPAL INDENTURE

     Section 2.01. Amendments..........................................  3

                                  Article III
                                 MISCELLANEOUS

     Section 3.01. Effect of Supplemental Indenture.................... 10
     Section 3.02. Conflict with Trust Indenture Act................... 10
     Section 3.03. Successors and Assigns.............................. 10
     Section 3.04. Separability Clause................................. 10
     Section 3.05. Benefits of Supplemental Indenture.................. 10
     Section 3.06. Governing Law....................................... 10
     Section 3.07. Execution in Counterparts........................... 11
     Section 3.08. Responsibility for Recitals......................... 11

     This Twelfth Supplemental Indenture, dated as of September 1, 1998 (the "Supplemental Indenture"), by and between Merrill Lynch & Co., Inc., a corporation organized and existing under the laws of the State of Delaware, having its principal office at World Financial Center, New York, New York 10281 (the "Company"), and The Chase Manhattan Bank, formerly known as Chemical Bank (successor by merger to Manufacturers Hanover Trust Company), a corporation duly organized and existing under the laws of the State of New York and having its Corporate Trust Office at 450 West 33rd Street, New York, New York 10001, as trustee (the "Trustee").

     WHEREAS, the Company has heretofore executed and delivered its Indenture, dated as of April 1, 1983 and restated as of April 1, 1987 (as amended and supplemented to the date hereof, the "Principal Indenture"), to the Trustee to provide for the issuance from time to time of its unsecured and unsubordinated debentures, notes or other evidences of senior indebtedness (the "Securities"), unlimited as to principal amount or aggregate issue price, as the case may be, and

     WHEREAS, the Principal Indenture, as amended by the Trust Indenture Reform Act of 1990, and this Supplemental Indenture are hereinafter collectively referred to as the "Indenture"; and

     WHEREAS, the Company proposes to allow for terms of the Securities which will permit or require the Company to pay and discharge the Securities when due by delivering to the Holders thereof other securities (whether or not issued by, or the obligations of, the Company) or a combination of cash, other securities and/or other property, as provided herein; and

     WHEREAS, Section 901 of the Principal Indenture provides that, without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental to the Principal Indenture, in form satisfactory to the Trustee, to make any provisions with respect to matters or questions arising under the Principal Indenture which shall not be inconsistent with the provisions of the Principal Indenture and which shall not adversely affect the interests of the Holders of Securities of any series or any related coupons in any material respect; and

     WHEREAS, the Company has duly authorized the execution and delivery of this Supplemental Indenture, and all things necessary to make this Supplemental Indenture a valid agreement of the Company, in accordance with its terms, have been done;

     NOW, THEREFORE, the Company and the Trustee, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, hereby covenant and agree, for the equal and proportionate benefit of all Holders, as follows:

                                   ARTICLE I.


                                  DEFINITIONS

     Section 1.01  Definitions.  For all purposes of the Principal Indenture and
                   -----------
this Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the terms defined in this Article I have the meanings assigned to them in this Article I. Capitalized terms used in the Principal Indenture and this Supplemental Indenture but not defined herein are used as they are defined in the Principal Indenture.

          "Maturity" when used with respect to any Security means the date on which the Maturity Consideration or an installment of such Maturity Consideration of such Security becomes due and payable or deliverable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, request for redemption or otherwise.

          "Maturity Consideration" means the securities (whether or not issued by, or the obligation of, the Company), the amount of cash (including payment of principal and premium, if any), or a combination of cash, securities and/or other property, in either case payable or deliverable upon payment and discharge of the Securities of a series when due or upon redemption as established in or pursuant to, from time to time, a Board Resolution, and set forth in an Officers' Certificate or established in one or more supplemental indentures.

          "Paying Agent" means any Person authorized by the Company to pay or deliver the Maturity Consideration or interest on any Securities on behalf of the Company.

          "Place of Payment" when used with respect to the Securities of any series means the place or places where the Maturity Consideration and interest on the Securities of that series are payable or deliverable as provided pursuant to Section 301.

          "Stated Maturity" when used with respect to any Security or any installment of the Maturity Consideration or interest thereon means the date specified in such Security or a coupon representing such installment of interest as the fixed date on which the Maturity Consideration of such Security or such installment of Maturity Consideration or interest is due and payable or deliverable.

          "Supplemental Indenture" has the meaning specified in the first paragraph of this instrument.

                                  ARTICLE II.


                        AMENDMENT OF CERTAIN PROVISIONS
                           OF THE PRINCIPAL INDENTURE

     Section 2.01  Amendments.  The Principal Indenture is hereby amended with
                   ----------
respect to all series of Securities issued on or after the date hereof as follows:

     (a) By deleting the first paragraph of Section 308 of the Principal Indenture in its entirety and inserting in its stead the following:

          "Prior to due presentment of a Registered Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Registered Security is registered as the owner of such Registered Security for the purpose of receiving delivery or payment of the Maturity Consideration in respect of, and (subject to Sections 305 and 307) interest on, and Additional Amounts with respect to, such Registered Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary."

     (b)  By amending Section 401 of the Principal Indenture by deleting clause
(2) in its entirety and inserting in its stead the following:

          "(2) the Company has paid or delivered or caused to be paid or delivered all other amounts or consideration payable or deliverable hereunder by the Company; and"

     (c) By deleting Section 402 of the Principal Indenture in its entirety and inserting in its stead the following:

          "SECTION 402. Application of Trust Consideration. Subject to the provisions of the last paragraph of Section 1003, all money and other consideration deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities, the coupons and this indenture, to the payment or delivery, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the Maturity Consideration, and any interest and Additional Amounts for whose payment or delivery such money or other consideration has been deposited with the Trustee, but such money or other consideration need not be segregated from other funds or other property except to the extent required by law."

     (d) By deleting clause (2) of Section 501 of the Principal Indenture in its entirety and inserting in its stead the following:

          "(2) default in the delivery or payment of the Maturity Consideration in respect of any Security of that series when it becomes due or payable or deliverable; or"; and

     (e) By deleting Section 502 of the Principal Indenture in its entirety and inserting in its stead the following:

          "SECTION 502. Acceleration of Maturity; Rescission and Annulment. If an Event of Default with respect to Securities of any series at the time Outstanding occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount or, if such Securities are not payable at Maturity for a fixed principal amount, 25% of the aggregate issue price of the Outstanding Securities of that series may declare the principal of all the Securities of such series, or such other amount or property, as may be provided for in the Securities of that series, to be due and payable immediately by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal or such amount or property shall become immediately due and payable.

          At any time after such a declaration of acceleration with respect to Securities of any series has been made and before a judgment or decree for payment of the Maturity Consideration due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in principal amount or, if such Securities are not payable at Maturity for a fixed principal amount, the aggregate issue price of the Outstanding Securities of that series, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if

     (1) the Company has deposited with or paid the Trustee

            (A) the Maturity Consideration relating to any Securities of that series which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates borne by or provided for in such Securities,

            (B) all overdue installments of interest on and any Additional Amounts payable in respect of all Securities of that series,

            (C) to the extent that payment of such interest is lawful, interest upon overdue installments of interest and Additional Amounts at the rate or rates borne by or provided for in such Securities, and

            (D) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel,

          and

          (2) all Events of Default with respect to Securities of that series, other than the non-delivery or non-payment of the Maturity Consideration with respect to such series due solely by reason of such declaration of acceleration, have been cured or waived as provided in Section 513.

          No such rescission shall affect any subsequent default or impair any right consequent thereon."

     (f) By deleting the first paragraph of Section 503 of the Principal Indenture in its entirety and inserting in its stead the following:

          "The Company covenants that if,

                    (1) default is made in the payment of any installment of
               interest on or any Additional Amounts payable in respect of any Securities when such interest or such Additional Amounts shall have become due and payable and such default continues for a period of 30 days, or

                    (2) default is made in the delivery or payment of the
               Maturity Consideration relating to any Security when due,

     the Company will, upon demand of the Trustee, deliver or pay to it, for the benefit of the Holders of such Securities and coupons, the whole amount and/or other consideration then due and payable or deliverable on such Securities and coupons for Maturity Consideration and interest and Additional Amounts, if any, with interest upon the overdue Maturity Consideration and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest or any Additional Amounts, at the rate or rates borne by or provided for in such Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

          If the Company fails to deliver or to pay such amounts and/or other consideration forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of such amounts and/or other consideration so due and undelivered or unpaid, and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any other obligor upon such Securities and collect the moneys and/or other consideration adjudged or decreed to be deliverable or payable in the manner provided by law out of the property of the Company or any other obligor upon such Securities, wherever situated."

     (g) By deleting Section 506 of the Principal Indenture in its entirety and inserting in its stead the following:

          "SECTION 506. Application of Money and Other Consideration Collected. Any money or other consideration collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money or other consideration on account of the Maturity Consideration, interest or any Additional Amounts, upon presentation of the relevant Securities or coupons, or both, as the case may be and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

          FIRST: To the payment of all amounts due the Trustee under Section
          607;

          SECOND: To the payment of any amounts then due and unpaid on the Securities and coupons for Maturity Consideration and interest and any Additional Amounts payable in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the aggregate amounts due and payable on such Securities and coupons for Maturity Consideration and interest and any Additional Amounts, respectively; and

          THIRD: The balance, if any, to the Person or Persons entitled thereto."

     (h) By deleting Section 507 (2) and (5) of the Principal Indenture in their entirety and inserting in their stead the following:

          "(2) The Holders of not less than 25% in principal amount or, if such Securities are not payable at Maturity for a fixed principal amount, the aggregate issue price of the Outstanding Securities of that series shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;"

          "(5) No direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount or, if such Securities are not payable at Maturity for a fixed principal amount, aggregate issue price of the Outstanding Securities of that series;"

     (i) By deleting Section 508 of the Principal Indenture in its entirety and inserting in its stead the following:

          "SECTION 508. Unconditional Right of Holders to Receive the Maturity Consideration and Interest. Notwithstanding any other provision in this Indenture, the Holder of any Security or coupon shall have the right, which is absolute and unconditional, to receive delivery or payment of the Maturity Consideration relating to, and (subject to Sections 305 and 307) interest on and any Additional Amounts payable in respect of, such Security or payment of such coupon on the respective Stated Maturity or Maturities expressed in such Security or coupon (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such delivery or payment, and such right shall not be impaired without the consent of such Holder."

     (j) By deleting the first clause of the first sentence of Section 513 of the Principal Indenture in its entirety and inserting in its stead the following:

                    "(1)  in the delivery or payment of the Maturity
               Consideration or interest on or Additional Amounts payable in respect of any Securities of such series, or"

     (k) By deleting Section 801 of the Principal Indenture in its entirety and inserting in its stead the following:

          "SECTION 801. Consolidations and Mergers of the Company and Sales, Leases and Conveyances Permitted Subject to Certain Conditions. The Company may consolidate with, or sell, lease or convey all or substantially all of its assets to, or merge with or into any other corporation, provided that in any such case, (i) either the Company shall be the continuing corporation, or the successor corporation shall be a corporation organized and existing under the laws of the United States of America or a State thereof and such successor corporation shall expressly assume the due and punctual delivery or payment of the Maturity Consideration in respect of, any interest on, and any Additional Amounts payable pursuant to Section 1004 with respect to, all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed by the Company by supplemental indenture satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale, lease or conveyance, be in default in the performance of any such covenant or condition."

     (l) By deleting the first sentence of Section 902 of the Principal Indenture in its entirety and inserting in its stead the following:

          "With the consent of the Holders of not less than 66 2/3% of the principal amount or, in the case of Securities which are not payable at Maturity for a fixed principal amount, the aggregate issue price of the Outstanding Securities of each series affected by such supplemental indenture, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities of such series under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

                    (1) change the Stated Maturity of the Maturity Consideration of, or any installment of interest or Additional Amounts on, any Security, or reduce the principal amount thereof or reduce the amount or change the type of Maturity Consideration or reduce the rate of interest thereon or any Additional Amounts payable in respect thereof, or change the obligation of the Company to pay Additional Amounts pursuant to Section 1004 (except as contemplated by 801(i) and permitted by Section 901(1)), or reduce the amount of Maturity Consideration of an Original Issue Discount Security that would be due and deliverable or payable upon a declaration of acceleration of the Maturity thereof pursuant to Section 502, or, change any Place of Payment where, or the coin or currency in which, any Maturity Consideration, interest or Additional Amounts on any Security are deliverable or payable, or change the provisions with respect to redemption, or impair the right to institute suit for the enforcement of delivery or payment on or with respect to any Securities on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or

                   (2) reduce the percentage in principal amount or aggregate issue price, as the case may be, of the Outstanding Securities of any series, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders is required for waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or reduce the requirements of Section 1404 for quorum or voting, or

                   (3) modify any of the provisions of this Section, or Section
               513, or Section 1007, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby."

     (m) By deleting Section 1001 of the Principal Indenture in its entirety and inserting in its stead the following:

          "Section 1001. Delivery or Payment of Maturity Consideration and Interest. The Company covenants and agrees for the benefit of the Holders of each series of Securities that it will duly and punctually deliver or pay the Maturity Consideration and interest on and any Additional Amounts payable in respect of the Securities of that series in accordance with the terms of such series of Securities, any coupons appertaining thereto and this Indenture. Any interest due on and any Additional Amounts payable in respect of Bearer Securities on or before Maturity, other than Additional Amounts, if any, payable as provided in Section 1004 in respect of principal of (or premium, if any, on) such a Security, shall be payable only upon presentation and surrender of the several coupons for such interest installments as are evidenced thereby as they severally mature."

     (n) By deleting Section 1003 of the Principal Indenture in its entirety and inserting in its stead the following:

          "SECTION 1003. Money or Other Consideration for Security Payments to Be Held in Trust. If the Company shall at any time act as its own Paying Agent with respect to any series of Securities, it will, on or before each due date of the Maturity Consideration or interest on any of the Securities of that series, segregate and hold in trust for the benefit of the Persons entitled thereto consideration in an amount sufficient to deliver or pay the Maturity Consideration or a sum sufficient to pay the interest so becoming due until such consideration shall be delivered or paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

          Whenever the Company shall have one or more Paying Agents with respect to any series of Securities, it will, on or prior to each due date of the Maturity Consideration or interest on any Securities of that series, deposit with a Paying Agent consideration in an amount sufficient to deliver or pay the Maturity Consideration or a sum sufficient to pay the interest so becoming due, such consideration to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

          The Company will cause each Paying Agent for any series of Securities other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will (i) comply with the provisions of the Trust Indenture Act applicable to it as Paying Agent,
     (ii) give the Trustee notice of any default by the Company (or any other obligor upon the Securities of that series) in the making of any delivery or payment of Maturity Consideration or interest on the Securities of that series; and (iii) during the continuance of any such default, upon the written request of the Trustee, forthwith deliver or pay to the Trustee all consideration so held in trust by such Paying Agent.

          The Company may at any time, for any purpose, deliver or pay, or by Company Order direct any Paying Agent to deliver or pay, to the Trustee all consideration held in trust by the Company or such Paying Agent, such consideration to be held by the Trustee upon the same trusts as those upon which such consideration was held by the Company or such Paying Agent; and, upon such delivery or payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such consideration.

          Except as otherwise provided in the form of Securities of any particular series pursuant to the provisions of this Indenture, any consideration deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the interest on or delivery or payment upon discharge of any Securities of any series and remaining unclaimed for two years after such consideration has become due and deliverable or payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security or any coupon appertaining thereto shall thereafter, as an unsecured general creditor, look only to the Company for delivery or payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust consideration, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in an Authorized Newspaper in each Place of Payment or to be mailed to Holders of the Registered Securities, or both, notice that such consideration remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such publication or mailing, any unclaimed balance of such consideration then remaining will be delivered or repaid to the Company."

     (o)  By amending Article Fifteen to include the following new section:

          "SECTION 1502. Maturity Consideration. If the Securities of any series provide for the payment or delivery of any Maturity Consideration other than money, the Company will pay or deliver, as the case may be, to the Holder of any such Security, the Maturity Consideration as provided therein. Whenever in this Indenture there is mentioned the payment of money in respect of the principal of (or premium, if any) any Security of any series, such mention shall be deemed to include the payment or delivery of consideration other than money to the extent that such payment or delivery is permitted or required by the terms of the Securities of any series. Express mention of the payment or delivery of Maturity Consideration in any provision herein shall not be construed as excluding Maturity Consideration other than money where such express mention is not made.

          If any of the Securities of any series are not payable at Maturity for a fixed principal amount, all references herein to the principal amount of such Securities shall be deemed to include mention of the aggregate issue price of such Securities, as the context requires. Express reference to the issue price or aggregate issue price of any Securities of any series in any provision herein shall not be construed as excluding such references where such express reference is not made."

                                  ARTICLE III.


                                 MISCELLANEOUS

     Section 3.01  Effect of Supplemental Indenture.  The Principal Indenture,
                   --------------------------------
as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Principal Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

     Section 3.02  Conflict with Trust Indenture Act.  If any provision hereof
                   ---------------------------------
limits, qualifies or conflicts with another provision hereof which is required or deemed to be included in this Supplemental Indenture by any of the provisions of the Trust Indenture Act, such required or deemed included provision shall control.

     Section 3.03  Successors and Assigns.  All covenants and agreements in this
                   ----------------------
Supplemental Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

     Section 3.04  Separability Clause.  In case any provision in this
                   -------------------
Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions (or of the other series of Securities) shall not in any way be affected or impaired thereby.

     Section 3.05  Benefits of Supplemental Indenture.  Nothing in this
                   ----------------------------------
Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder and the Holders of Securities issued after the date hereof, any benefit or any legal or equitable right, remedy or claim under this Supplemental Indenture.

     Section 3.06  Governing Law.  THIS SUPPLEMENTAL INDENTURE SHALL BE DEEMED
                   -------------
TO BE A CONTRACT MADE UNDER THE LAWS OF THE STATE OF NEW YORK AND THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

     Section 3.07  Execution in Counterparts.  This Supplemental Indenture may
                   -------------------------
be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument.

     Section 3.08  Responsibility for Recitals.  The recitals contained herein
                   ---------------------------
shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of the Principal Indenture or this Supplemental Indenture.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                              MERRILL LYNCH & CO., INC.

                              By:  /s/ Michael J. Castellano
                                   ---------------------------
                                   Name:   Michael J. Castellano
                                   Title:  Senior Vice President and Controller

                              THE CHASE MANHATTAN BANK,
                              as Trustee

                              By:  /s/ Andrew M. Deck
                                   -----------------------
                                   Name:   Andrew M. Deck
                                   Title:  Vice President